                   [LETTERHEAD OF EUROWEB INTERNATIONAL CORP.]



                                          Contact:  Robert Genova
                                          President
                                          908 879 8886
                                          FOR IMMEDIATE RELEASE
                                          ---------------------

PRESS RELEASE
-------------


            EUROWEB INTERNATIONAL CORP.'S SHAREHOLDERS APPROVE
            SALE OF 51% OWNERSHIP TO KPN TELECOM B.V.



         New York, NY, February 11, 2000: Euroweb International Corp., (NASDAQ Small Cap: EWEB), a leading Central European Internet Service Provider, announced through its Chairman, Frank R. Cohen that its Shareholders had overwhelmingly approved the sale of 51% of its outstanding shares to KPN Telecom B.V. (NYSE: KPN).

         Mr. Robert Genova, the Company's President and CEO, said that:
"Management appreciates its shareholders confidence and looks forward to an exciting future with the resources that KPN makes available to the Company".